Exhibit 10.4

RAMACO RESOURCES, INC.

LONG-TERM INCENTIVE PLAN

AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENTS

THIS AMENDMENT (this “Amendment”), made and entered into as of the 10th day of December, 2019, by and between Ramaco Resources, Inc., a Delaware corporation (“Ramaco”), and Christopher L. Blanchard, an employee or other individual providing services to Ramaco or one of its Affiliates (“Participant”).

WHEREAS, effective as of January 31, 2018, Ramaco entered into a Restricted Stock Award Agreement (the “2018 Agreement”) with Participant pursuant to Ramaco’s Long-Term Incentive Plan (the “Plan”);

WHEREAS, effective as of January 29, 2019, Ramaco entered into a Restricted Stock Award Agreement (the “2019 Agreement” and together with the 2018 Agreement, the “Agreements”) with Participant pursuant to the Plan;

WHEREAS, pursuant to the 2018 Agreement, Participant received 77,736 shares of Common Stock on January 31, 2018 (the “2018 Grant”), with a vesting date of December 31, 2020;

WHEREAS, pursuant to the 2019 Agreement, Participant received 95,980 shares of Common Stock on January 29, 2019 (the “2019 Grant”), with a vesting date of December 31, 2021;

WHEREAS, the Committee and the Participant desire to amend the Agreements to (i) issue additional restricted stock awards, which shall be a number of shares equal to 5% of the 2018 Grant,  with a vesting date of June 30, 2021,  (ii) revise the vesting date of the 2018 Grant to June 30, 2021,  (iii) revise the vesting date of the 2019 Grant to June 30, 2022;

WHEREAS, pursuant to Section 10 of the Plan,  the Committee, acting under the Plan, may amend, alter, suspend, discontinue or terminate any such Agreement, provided that the Committee obtain consent of the Participant if such amendment may materially and adversely affect the rights of such Participant under the Agreements; and

WHEREAS, the Committee and the Participant now desire to amend the Agreements to (i) issue additional restricted stock awards, which shall be a number of shares equal to 5% of the 2018 Grant, with a vesting date of June 30, 2021, (ii) revise the vesting date of the 2018 Grant to June 30, 2021, and (iv) revise the vesting date of the 2019 Grant to June 30, 2022.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, Ramaco and the Participant hereby agree as follows:

1.         Certain Definitions.  Capitalized terms used in this Amendment and not otherwise defined shall have the respective meanings assigned to such terms in the Agreements or the Plan.

2.         Amendments.

(a)        As of the date hereof, Section 2 of the 2018  Agreement is hereby deleted in its entirety and replaced with the following:

“Restricted Stock Awards.

(a)        On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, Ramaco hereby awards to Participant, and Participant hereby accepts, a restricted stock award (the “Primary Award”) of 77,736 shares (the “Primary Restricted Shares”) of Common Stock.  The Primary Award is made on the 1st day of January, 2018 (the “Primary Grant Date”).  A certificate representing the Primary Restricted Shares shall be issued in the name of Participant (or, at the option of Ramaco, in the name of a nominee of Ramaco) as of the Primary Grant Date and delivered to Participant on the Primary Grant Date or as soon thereafter as practicable.  Participant shall cause the certificate representing the Primary Restricted Shares, upon receipt thereof by Participant, to be deposited, together with stock powers and any other instrument of transfer reasonably requested by Ramaco duly endorsed in blank, with Ramaco, to be held by Ramaco in escrow for Participant’s benefit until such time as the Primary Restricted Shares represented by such certificate are either forfeited by Participant to Ramaco or the restrictions thereon terminate as set forth in this Agreement.

(b)        On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, Ramaco hereby awards to Participant, and Participant hereby accepts, a restricted stock award (the “Secondary Award” and together with the Primary Award, the “Award”) of 3,887 shares (the “Secondary Restricted Shares” and together with the Primary Restricted Shares, the “Restricted Shares”) of Common Stock.  The Secondary Award is made on the 10th day of December, 2019 (the “Secondary Grant Date”). A certificate representing the Secondary Restricted Shares shall be issued in the name of Participant (or, at the option of Ramaco, in the name of a nominee of Ramaco) as of the Secondary Grant Date and delivered to Participant on the Secondary Grant Date or as soon thereafter as practicable. Participant shall cause the certificate representing the Secondary Restricted Shares, upon receipt thereof by Participant, to be deposited, together with stock powers and any other instrument of transfer reasonably requested by Ramaco duly endorsed in blank, with Ramaco, to be held by Ramaco in escrow for Participant’s benefit until such time as the Secondary Restricted Shares represented by such certificate are either forfeited by Participant to Ramaco or the restrictions thereon terminate as set forth in this Agreement.”

(b)        As of the date hereof, the first sentence of Section 3 of the 2018  Agreement is hereby deleted in its entirety and replaced by the following:

“The Restricted Shares shall be subject to a restricted period (the “Restricted Period”) that shall commence on the Primary Grant Date or the Secondary Grant Date, as applicable, and shall end on June 30, 2021 (the “Vesting Date”).”

(c)        As of the date hereof, Section 6(a) of the 2018  Agreement is hereby deleted in its entirety and replaced by the following:

“(a)      Pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (a “Section 83(b) Election”), Participant may elect, within 30 days of the Primary Grant Date or the Secondary Grant Date, as applicable, and on notice to Ramaco, to realize income for federal income tax purposes equal to the fair market value of the Primary Restricted Shares or the Secondary Restricted Shares, as applicable, on the Primary Grant Date or the Secondary Grant Date, respectively.  In the event of a Section 83(b) Election, Participant shall make arrangements satisfactory to Ramaco or the appropriate Affiliate to pay in the calendar year that includes the Primary Grant Date or the Secondary Grant Date, as applicable, any federal, state or local taxes required to be withheld with respect to such shares. For the avoidance of doubt, if a  Participant did not make a Section 83(b) Election with respect the Primary Restricted Shares within 30 days following the Primary Grant Date, Participant may not make a Section 83(b) Election with respect to the Primary Restricted Shares.”

(d)        As of the date hereof, the first sentence of Section 3 of the 2019 Agreement is hereby deleted in its entirety and replaced by the following:

“The Restricted Shares shall be subject to a restricted period (the “Restricted Period”) that shall commence on the Grant Date and shall end on June 30, 2022 (the “Vesting Date”).”

3.         Continuation of the Agreement.  Except as otherwise expressly set forth in this Amendment, all other terms and conditions of the Agreements remain in full force and effect without modification.

4.         Governing Law; Exclusive Forum; Consent to Jurisdiction.  This Amendment shall be governed by the laws of the State of Delaware except for its laws with respect to conflict of laws.  The exclusive forum for any lawsuit arising from or related to this Amendment shall be a state or federal court in Fayette County, Kentucky.  This provision does not prevent Ramaco from removing to an appropriate federal court any action brought in state court.  PARTICIPANT HEREBY CONSENTS TO, AND WAIVES ANY OBJECTIONS TO, REMOVAL TO FEDERAL COURT BY RAMACO OF ANY ACTION BROUGHT AGAINST IT BY PARTICIPANT.

5.         Counterparts; Effect of Signatures.  This Amendment may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows.]

IN WITNESS WHEREOF, Ramaco and Participant have executed this Agreement as of the date first written above.

RAMACO:

RAMACO RESOURCES, INC.

By:
Randall W. Atkins, Executive Chairman

PARTICIPANT:

Participant Name: Christopher L. Blanchard

Signature Page to Amendment to Restricted Stock Award Agreements